Exhibit 23.2

Davis, Kinard & Co., P.C. Certified Public Accountants	First Financial Bank Building 400 Pine Street, Suite 600 Abilene, Texas 79601-5138 Office (325) 672-4000 FAX (325) 672-7049 1-800-588-2525
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 16, 2008 relating to the special-purpose combined financial statements of the Henry Group Properties, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
DAVIS, KINARD & CO., P.C.
Abilene, Texas
September 9, 2009